Exhibit 99.1

Citigroup Inc.
EUR 1,000,000,000 Floating Rate Notes due June 2013
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 1,000,000,000
4.	Issue Price:	99.873%. of the Aggregate Nominal Amount
5.	Specified Denominations:	EUR 50,000 and integral multiples of EUR 1,000 in excess thereof.
6.	Issue Date:	28 June 2006
7.	Maturity Date:	28 June 2013
8.	Interest Basis:	Interest payable quarterly in arrears at a floating rate from, and including, 28 June 2006 to, but excluding, the Maturity Date
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Regulated Market of the Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST
12.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period:	3 month
(ii) Interest Payment Dates:
Quarterly in arrears on 28 March, 28 June, 28 September and 28 December in each year from, and including, 28 September 2006 to, and including, the Maturity Date, subject to adjustment in accordance with the Business Day Convention

	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Additional Business Center:	London
	(v) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(vi) Screen Rate Determination:
	- Reference Rate:	3 month EURIBOR
	- Interest Determination Dates:	The second day on which the TARGET system is open prior to the start of each Interest Period
	- Relevant Screen Page:	Telerate page 248
	- Relevant Time:	11.00 a.m. Brussels time
	- Relevant Financial Center:	Euro-zone
	(vii) Margin:	+ 0.16% per annum
	(viii) Minimum Rate of Interest:	Not Applicable
	(ix) Maximum Rate of Interest:	Not Applicable
	(x) Day Count Fraction:	Actual/360
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par
14.	Early Redemption Amount of each Note:	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes:
16.	Additional Financial Center relating to Payment Dates:	London
17.	Consolidation provisions:	Applicable in the event of further issuances
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION

19. ISIN Code:	XS0259257003
20. Common Code:	025925700